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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                  OF CERTIFICATE(S) OF CLASS A COMMON STOCK OF

                          INDSPEC HOLDING CORPORATION

                     ISSUABLE UPON THE EXERCISE OF OPTIONS

     This form or one substantially equivalent hereto may be used to accept the Exchange Offers of Occidental Petroleum Corporation ("Occidental") made pursuant to the Prospectus, dated March , 1996 (the "Prospectus"), if shares of Class A Common Stock, par value $.01 ("Class A Common Stock"), of INDSPEC Holding Corporation ("INDSPEC") are to be tendered by the conditional exercise of vested options to purchase Class A Common Stock ("Options"). Such form may be delivered by hand or transmitted by facsimile transmission or letter to Occidental. In addition, in order to utilize the guaranteed delivery procedure to tender shares of Class A Common Stock pursuant to the Exchange Offers, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by Occidental prior to 12:00 midnight, New York City time, on the Expiration Date. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus.

To:    Occidental Petroleum Corporation
       10889 Wilshire Boulevard
       Los Angeles, California 90024
       Telephone: (310) 443-
       Facsimile: (310) 443-

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, receipt of which is hereby acknowledged, the undersigned hereby tenders to Occidental the shares of Class A Common Stock set forth below, pursuant to the guaranteed delivery procedure described in the Prospectus.

     The undersigned has exercised his or her Options to purchase the number of shares of Class A Common Stock set forth below, subject only to the condition that Occidental accept the shares issuable thereunder in the Exchange Offers, and has directed INDSPEC to deliver such shares directly to Occidental upon notice from Occidental of acceptance thereof in the Exchange Offers.

Number of shares of Class A Common Stock Issuable Upon Exercise of Options that are to be Tendered:

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Signature(s):
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Name(s):
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Address:

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                                                                        Zip Code
Area Code and Tel. No.(s):
                          -----------------------------------------------------
                             (Please Type or Print)

                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     INDSPEC hereby guarantees that: (i) the person on whose behalf this tender is being made is entitled to receive the tendered shares of Class A Common Stock upon exercise of a vested Option; (ii) INDSPEC has received a properly completed and duly executed Notice of Conditional Exercise exercising such Option, subject only to the condition that Occidental accept the shares issuable thereunder in the Exchange Offers, and directing INDSPEC to deliver such shares directly to Occidental upon notice of acceptance thereof from Occidental; (iii) upon notice of acceptance thereof from Occidental, certificate(s) representing the shares of Class A Common Stock tendered hereby will be deposited by INDSPEC with Occidental at the Closing; and (iv) such tender of shares of INDSPEC Common Stock complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended.

                                          INDSPEC HOLDING CORPORATION

                                          By:
                                             -----------------------------------
                                              Name:
                                              Title:
                                              Dated:
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